Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

GLOO HOLDINGS, INC.

Gloo Holdings, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Gloo Holdings, Inc. (the “Corporation”) and that the Corporation was originally incorporated pursuant to the Delaware General Corporation Law on May 9, 2025.

SECOND: That the Corporation’s Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the Corporation (as heretofore amended, the “Existing Certificate”), declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED: That the Existing Certificate be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is Gloo Holdings, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is 5,100,000,000 shares, par value $0.001 per share, of which (i) 5,000,000,000 shares are designated as a series of Common Stock denominated as Class A Common Stock (the “Class A Common Stock”) and (ii) 100,000,000 shares are designated as a series of Common Stock denominated as Class B Common Stock (the “Class B Common Stock”). The total number of shares of Preferred Stock authorized to be issued is 100,000,000 shares, par value $0.001 per share.

Immediately upon the effectiveness of the filing of this Amended and Restated Certificate of Incorporation (as may be further amended and restated from time to time, this “Amended and Restated

Certificate”) with the Secretary of State of the State of Delaware (the “Effective Time”), each one (1) share of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding or held as treasury stock immediately prior to the Effective Time shall, automatically and without further action by the Corporation or any stockholder, be reclassified and changed into one (1) share of Class B Common Stock. Any stock certificate that immediately prior to the Effective Time represented shares of the Corporation’s Common Stock shall from and after the Effective Time be deemed to represent an equal number of shares of Class B Common Stock, without the need for surrender or exchange thereof.

ARTICLE V

The rights, powers, preferences, restrictions and other matters relating to the Common Stock are as follows:

1.
Definitions. For purposes of this Amended and Restated Certificate, the following definitions apply:
1.1
“Acquisition” means (i) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization (including, without limitation, any statutory conversion, transfer, domestication or continuance), other than any such consolidation, merger or reorganization in which the shares of capital stock of the Corporation immediately prior to such consolidation, merger or reorganization continue to represent a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly owned subsidiary, its Parent) immediately after such consolidation, merger or reorganization (provided that, for the purpose of this Section V.1.1, all stock, options, warrants, purchase rights or other securities exercisable for or convertible into Common Stock outstanding immediately prior to such consolidation, merger or reorganization shall be deemed to be outstanding immediately prior to such consolidation, merger or reorganization and, if applicable, converted or exchanged in such consolidation, merger or reorganization on the same terms as the actual outstanding shares of capital stock are converted or exchanged); or (ii) any transaction or series of related transactions to which the Corporation is a party in which shares of the Corporation are transferred such that in excess of fifty percent (50%) of the Corporation’s voting power is transferred; provided that an Acquisition shall not include any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor of the Corporation or indebtedness of the Corporation is cancelled or converted, or a combination thereof.
1.2
“Asset Transfer” means a sale, lease, exclusive license, exchange or other disposition of all or substantially all of the assets of the Corporation.
1.3
“Board” means the Board of Directors of the Corporation.
1.4
“Class B Stockholder” means (i) the registered holder of a share of Class B Common Stock as of 11:59 p.m., Eastern Time, on the Effective Date; (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after 11:59 p.m., Eastern Time, on the Effective Date pursuant to the exercise or conversion of options or warrants that, in each case, are outstanding as of the Effective Date; and (iii) a Permitted Transferee of a holder of a share of Class B Common Stock that falls within clause (i) or (ii).
1.5
“Code” means the Internal Revenue Code of 1986, as amended.
1.6
“Effective Date” means the closing date of the initial sale of shares of Class A Common Stock in the Corporation’s initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended.

1.7
“Family Member” means, with respect to a Class B Stockholder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings (including adopted persons) of such Class B Stockholder.
1.8
“Liquidation Event” means any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any Acquisition or Asset Transfer.
1.9
“Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.
1.10
“Permitted Entity” means, with respect to a Class B Stockholder,
(i)
any trust or estate planning vehicle for the benefit of such Class B Stockholder, one or more Family Members of such Class B Stockholder or any other Permitted Entity of such Class B Stockholder (or any combination thereof) (and, to the extent any shares are deemed to be held by the trustee of such trust in the trustee’s capacity as such, such trustee shall also be deemed a Permitted Entity); provided, that in the event such trust or estate planning vehicle, at any time, no longer qualifies as a Permitted Entity pursuant to this Section 1.10, each share of Class B Common Stock held by or on behalf of such trust or estate planning vehicle shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(ii)
any trust or estate planning vehicle for the benefit of any other person not listed in clause (i), for bona fide estate planning purposes of such Class B Stockholder (and to the extent any shares are deemed to be held by the trustee of such trust in the trustee’s capacity as such, such trustee shall also be deemed a Permitted Entity); provided, that in the event such trust or estate planning vehicle, at any time, no longer qualifies as a Permitted Entity pursuant to this Section 1.10, each share of Class B Common Stock held by or on behalf of such trust or estate planning vehicle shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;
(iii)
any general partnership, limited liability company, corporation or other entity that is controlled by such Class B Stockholder, one or more Family Members of such Class B Stockholder or any other Permitted Entity of such Class B Stockholder (or any combination thereof) (whether through ownership of equity interests, by contract, by proxy, voting agreement or otherwise); provided, that in the event such general partnership, limited liability company, corporation or other entity, at any time, no longer qualifies as a Permitted Entity pursuant to this Section 1.10, each share of Class B Common Stock held by or on behalf of such general partnership, limited liability company, corporation or other entity shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; and
(iv)
any Individual Retirement Account, as defined in Section 408(a) of the Code (or any successor provision thereto), or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Code; provided, that in the event such account, plan or trust, at any time, no longer qualifies as a Permitted Entity pursuant to this Section 1.10, each share of Class B Common Stock held by or on behalf of such account, plan or trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.
1.11
“Permitted Transfer” means
(i)
any Transfer of a share of Class B Common Stock from a Class B Stockholder, from a Class B Stockholder’s Permitted Entity, from a Class B Stockholder’s Family Member, or from the estate of a Class B Stockholder or a Family Member of a Class B Stockholder, to such Class B Stockholder, to any Family Member of such Class B Stockholder, to the estate of such Class B Stockholder or a Family Member of such Class B Stockholder, to any other Permitted Entity of such Class B Stockholder, or, if the Class B Stockholder making the Transfer is an entity, to any natural person who holds Voting Control over the share of Class B Common Stock being Transferred as of the later of (1) 11:59 p.m., Eastern Time, on the Effective Date or (2) such time as the Corporation first issues Class B Common Stock to such entity or, if such natural person is a Class B Stockholder, to any Permitted Entity or Family Member of such natural person; and
(ii)
any Transfer of a share of Class B Common Stock from a Class B Stockholder to such Class B Stockholder’s affiliate with the prior written approval of the Board (or a duly authorized committee thereof) to constitute a Permitted Transfer; provided that, if the transferee of any share of Class B Common Stock is not a Class B Stockholder, then, unless otherwise approved by the Board or such committee, such Transfer shall qualify as a Permitted Transfer only if the Class B Stockholder making the Transfer shall have exclusive Voting Control with respect to such share of Class B Common Stock following such Transfer (whether by proxy, voting agreement or otherwise, it being understood that such proxy or voting agreement may be executed promptly following, and in no event later than ten (10) days after, such Transfer).
1.12
“Permitted Transferee” means a transferee of shares of Class B Common Stock, or rights or interests therein, received in a Transfer that constitutes a Permitted Transfer.
1.13
“Transfer” of a share of Class B Common Stock means any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation, division or otherwise), or the transfer of, or entering into a binding agreement with respect to the transfer of, Voting Control over such share by proxy, voting agreement or otherwise, in each case after 11:59 p.m., Eastern Time, on the Effective Date; provided that none of the following (either alone or in combination) will be considered a “Transfer”:
(i)
any grant of a proxy to, or entry into a voting agreement or similar agreement or arrangement with, the Corporation or any of its officers or directors at the request of the Board in connection with (a) actions to be taken at an annual or special meeting of stockholders, or (b) any other action of the stockholders permitted by this Amended and Restated Certificate, or the exercise of Voting Control pursuant to such proxy or voting agreement or similar agreement or arrangement;
(ii)
any pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or other indebtedness transaction for so long as such Class B Stockholder continues to exercise exclusive Voting Control over such pledged shares or holds a proxy to exercise exclusive Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee will constitute a “Transfer” unless such foreclosure or similar action qualifies as a “Permitted Transfer” at such time;
(iii)
any entry into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;
(iv)
any entry by a Class B Stockholder into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) approved by the Board in connection with a Liquidation Event or other proposal or consummating the actions or transactions contemplated therein (including, without limitation, tendering shares of Class B Common Stock or voting such shares in connection with a Liquidation Event or such other proposal, the consummation of a Liquidation Event or such other proposal or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with a Liquidation Event or such other proposal); provided that any sale, tender, assignment, transfer, conveyance, hypothecation or other transfer or disposition of Class B Common Stock or any legal or economic interest therein by a Class B Stockholder pursuant to a Liquidation Event or such other proposal, or any grant of a proxy over Class B Common Stock by a Class B Stockholder with respect to a Liquidation Event without specific instructions as to how to vote such Class B Common Stock, in each case, will constitute a “Transfer” of such Class B Common Stock unless such Liquidation Event was approved by the Board prior to the taking of such action;
(v)
the fact that, as of the Effective Date or at any time after the Effective Date, the spouse of a holder possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction; or
(vi)
any transfer of a share of Class B Common Stock by a Class B Stockholder to a charitable organization that is exempt from taxation under Section 501(c)(3) of the Code (or any successor provision thereto); provided that such transfer does not involve any payment of cash, securities, property or other consideration.
1.14
“Voting Control” means, with respect to a share of capital stock or other security, the power (whether exclusive or shared) to vote or direct the voting of such security, including by proxy, voting agreement or otherwise.
1.15
“Whole Board” means the total number of authorized directors whether or not there exist any vacancies or unfilled seats in previously authorized directorships.
2.
Identical Rights. Except as otherwise provided in this Amended and Restated Certificate or required by applicable law, shares of Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and any liquidation, dissolution or winding up of the

Corporation but excluding voting and other matters as described in Section V.3), share ratably and be identical in all respects as to all matters, including:
2.1
Subject to the prior rights of holders of all classes and series of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board. Any dividends paid to the holders of shares of Common Stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of any such series is approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of such applicable series of Common Stock treated adversely, voting separately as a series.
2.2
The Corporation shall not declare or pay any dividend or make any other distribution to the holders of Common Stock payable in securities of the Corporation unless the same dividend or distribution with the same record date and payment date shall be declared and paid on all shares of Common Stock; provided, however, that (i) dividends or other distributions payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock may be declared and paid to the holders of Class A Common Stock without the same dividend or distribution being declared and paid to the holders of the Class B Common Stock if, and only if, a dividend payable in shares of Class B Common Stock, or rights to acquire shares of Class B Common Stock are declared and paid to the holders of Class B Common Stock at the same rate and with the same record date and payment date; and (ii) dividends or other distributions payable in shares of Class B Common Stock or rights to acquire shares of Class B Common Stock may be declared and paid to the holders of Class B Common Stock without the same dividend or distribution being declared and paid to the holders of the Class A Common Stock if, and only if, a dividend payable in shares of Class A Common Stock or rights to acquire shares of Class A Common Stock are declared and paid to the holders of Class A Common Stock at the same rate and with the same record date and payment date; provided, further, that nothing in the foregoing shall prevent the Corporation from declaring and paying dividends or other distributions payable in shares of one series of Common Stock or rights to acquire one series of Common Stock to holders of all series of Common Stock, or, with the approval of holders of a majority of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, each voting separately as a series, from providing for different treatment of the shares of Class A Common Stock and Class B Common Stock.
2.3
If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, then the outstanding shares of all Common Stock will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of Class A Common Stock or Class B Common Stock is approved by the affirmative vote of the holders of a majority of the outstanding shares of each of the Class A Common Stock and Class B Common Stock, each voting separately as a series.
3.
Voting Rights.
3.1
Common Stock.

Class A Common Stock. Each holder of shares of Class A Common Stock will be entitled to one (1) vote for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.

Class B Common Stock. Each holder of shares of Class B Common Stock will be entitled to ten (10) votes for each share thereof held at the record date for the determination of the stockholders entitled to vote on such matters.

3.2
General. Except as otherwise expressly provided herein or as required by law, the holders of shares of Class A Common Stock and Class B Common Stock will vote together and not as separate series.
3.3
Authorized Shares. The number of authorized shares of Common Stock (including, for the avoidance of doubt, any series thereof) may be increased or decreased (but not below (i) the number of shares of Common Stock or, in the case of a series of Common Stock, such series, then outstanding plus (ii) with respect to Class A Common Stock, the number of shares reserved for issuance pursuant to Section V.8) by the affirmative vote of the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law; provided, for the avoidance of doubt, that the foregoing shall not limit the application of Section 242(d)(2) of the Delaware General Corporation Law or any successor provision to the Corporation; and provided further that the number of authorized shares of Class B Common Stock shall not be increased or decreased without the affirmative vote of the holders of a majority of the outstanding shares of Class B Common Stock, voting as a separate series.
3.4
Election of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, the holders of Class A Common Stock and Class B Common Stock, voting together as a single class, shall be entitled to elect and remove all directors of the Corporation.
4.
Liquidation Rights. In the event of a Liquidation Event in connection with which the Board has determined to effect a distribution of assets of the Corporation to any holder or holders of Common Stock, then, subject to the rights of any Preferred Stock that may then be outstanding, the assets of the Corporation legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Common Stock, unless different treatment of the shares of each such series is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a series (it being understood that consideration to be paid or received by a holder of Common Stock in connection with any Liquidation Event pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a “distribution to stockholders” for the purpose of this Section V.4); provided that the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a series, shall not be required in the event of a Liquidation Event in connection with which the Board has determined to effect a distribution of securities to the holders of the Class A Common Stock and Class B Common Stock where the difference between the securities distributed to the holders of the Class A Common Stock and the securities distributed to the holders of the Class B Common Stock is substantially similar to the differences between the Class A Common Stock and the Class B Common Stock as set forth in this Amended and Restated Certificate.
5.
Conversion of the Class B Common Stock. Each share of Class B Common Stock will automatically be converted into one fully paid and nonassessable share of Class A Common Stock as follows:
(i)
on the date specified by its holder, following the affirmative written election of such holder to convert such share of Class B Common Stock into a share of Class A Common Stock (which date may be the occurrence of a future event specified in such written election and which election may be revoked by such holder prior to the date on which the automatic conversion would otherwise occur unless otherwise specified by such holder);

(ii)
on the date specified by the holders of two-thirds (2/3) of the outstanding shares of Class B Common Stock, voting as a separate series at a meeting of stockholders or by written consent; and
(iii)
on the occurrence of a Transfer of such share of Class B Common Stock to any person or entity that is not a Permitted Transferee.
6.
Procedures. The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may from time to time request that holders of shares of Class B Common Stock furnish certifications, affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Corporation as to whether or not a Transfer has occurred and results in a conversion to Class A Common Stock shall be conclusive and binding to the fullest extent permitted by law.
7.
Immediate Effect. In the event of and upon a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to Section V.5 such conversion shall be deemed to have been made at the time specified in Section V.5. Upon any conversion of Class B Common Stock to Class A Common Stock in accordance with this Amended and Restated Certificate, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.
8.
Reservation of Stock Issuable Upon Conversion. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.
9.
Preemptive Rights. No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and a stockholder.
10.
Class B Protective Provisions. After 11:59 p.m., Eastern Time, on the Effective Date, the Corporation shall not, without the prior affirmative vote (either at a meeting or by written consent) of the holders of two-thirds (2/3) of the outstanding shares of Class B Common Stock, voting as a separate series, in addition to any other vote required by applicable law or this Amended and Restated Certificate:
(i)
directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation, statutory conversion, transfer, domestication, continuance or otherwise, amend or repeal, or adopt any provision of this Amended and Restated Certificate inconsistent with, or otherwise alter, any provision of this Amended and Restated Certificate relating to the voting, conversion or other rights, powers, preferences or restrictions of the Class B Common Stock;

(ii)
reclassify any outstanding shares of Class A Common Stock into shares having rights as to dividends or liquidation that are senior to the Class B Common Stock or the right to have more than one (1) vote for each share thereof, except as expressly provided herein or as required by law; or
(iii)
authorize, or issue any shares of, any class or series of capital stock of the Corporation having the right to more than one (1) vote for each share thereof.
ARTICLE VI
1.
Rights of Preferred Stock. The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The Board is further authorized to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any series of Preferred Stock, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate or the resolution of the Board originally fixing the number of shares of such series of Preferred Stock.
2.
Vote to Amend Terms of Preferred Stock. Except as otherwise required by law or provided in this Amended and Restated Certificate, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate (including any Preferred Stock Designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate (including any Preferred Stock Designation filed with respect to any series of Preferred Stock).
3.
Vote to Increase or Decrease Authorized Shares. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law.
ARTICLE VII
1.
Board Size. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors that constitutes the Whole Board shall be fixed solely by resolution of the Board acting pursuant to a resolution adopted by a majority of the Whole Board. At each annual meeting of stockholders, directors of the Corporation whose terms are expiring at such meeting shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier death, resignation or removal; provided that if any such election shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Delaware General Corporation Law.
2.
Board Structure. From and after the Effective Time, the directors, other than any who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three (3) classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The Board may assign members of the Board already in office to such classes at the time such classification becomes effective. The term of office of the initial Class I directors shall expire at the first regularly scheduled annual meeting of the stockholders following the Effective Time, the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Time, and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Time. At each annual meeting of stockholders, commencing with the first regularly scheduled annual meeting of stockholders following the Effective Time, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office for a three (3)-year term and until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. Notwithstanding the foregoing provisions of this Article VII, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, or removal. If the number of directors is thereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
3.
Removal; Vacancies. Any director may be removed from office by the stockholders of the Corporation as provided in Section 141(k) of the Delaware General Corporation Law. Subject to the rights of the holders of any series of Preferred Stock to elect directors and fill vacancies under specified circumstances, (i) vacancies occurring on the Board created by the removal of a director by the stockholders of the Corporation may be filled, (a) if at the time of such action to fill such vacancy, the Corporation reasonably determines that a Class B Stockholder has Voting Control over at least a majority of the voting power of the outstanding shares of capital stock of the Corporation, by a vote of the stockholders of the Corporation as provided in Section V.3.4, or, if the stockholders do not elect a director to fill such vacancy within sixty (60) days of the creation of such vacancy, by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, or (b) if at the time of such action to fill such vacancy, the Corporation reasonably determines that no Class B Stockholder has Voting Control over at least a majority of the voting power of the outstanding shares of capital stock of the Corporation, by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director and (ii) vacancies occurring on the Board for any reason other than the removal of a director by stockholders of the Corporation and newly created directorships may be filled only by vote of a majority of the remaining members of the Board, although less than a quorum, or by a sole remaining director, and not by stockholders. A person elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified, or until such director’s earlier death, resignation or removal.
ARTICLE VIII

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

1.
Board Power. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred by statute or by this

Amended and Restated Certificate or the Bylaws of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
2.
Written Ballot. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.
3.
Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation. The Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Corporation; provided that the affirmative vote of the holders of at least a majority of the total voting power of outstanding voting securities of the Corporation, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any provision of the Bylaws.
4.
Special Meetings. Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders may be called only by (i) the Board acting pursuant to a resolution adopted by a majority of the Whole Board; (ii) the chairperson of the Board; (iii) the chief executive officer of the Corporation; (iv) the president of the Corporation; or (v) a Class B Stockholder that has Voting Control over at least a majority of the voting power of the outstanding shares of capital stock of the Corporation as reasonably determined by the Corporation, but a special meeting may not be called by any other person or persons and, except as provided in this Section VIII.4, any power of stockholders to call a special meeting of stockholders is specifically denied.
5.
Availability of Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock, at any time that the Corporation reasonably determines that a Class B Stockholder has Voting Control over at least a majority of the voting power of the outstanding shares of capital stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation (including any vote of a series or class of stock) may be taken, without a meeting and prior notice, by the written consent of stockholders having the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted in accordance with Section 228 of the Delaware General Corporation Law only if the Board has first recommended or approved such action or the Board and the Secretary of the Corporation have been provided with at least thirty (30) days’ prior written notice of such action. Subject to the rights of the holders of any series of Preferred Stock, at any time that the Corporation reasonably determines that no Class B Stockholder has Voting Control over at least a majority of the voting power of the outstanding shares of capital stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation (including any vote of a series or class of stock) must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
6.
No Cumulative Voting. No stockholder will be permitted to cumulate votes at any election of directors.
7.
Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
ARTICLE IX

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer. Without limiting the effect of the preceding sentence, if the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

No amendment, repeal or elimination of this Article IX, or the adoption of any provision of this Amended and Restated Certificate inconsistent with this Article IX, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal, elimination or adoption of such an inconsistent provision.

ARTICLE X

If any provision of this Amended and Restated Certificate becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Amended and Restated Certificate, and the court will replace such illegal, void or unenforceable provision of this Amended and Restated Certificate with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Amended and Restated Certificate shall be enforceable in accordance with its terms.

Except as provided in Article IX and subject to Section V.10, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. Subject to Section V.10, any amendment to this Amended and Restated Certificate that requires stockholder approval pursuant to the Delaware General Corporation Law shall require the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

* * *

THIRD: That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the Delaware General Corporation Law.

FOURTH: That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Existing Certificate, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been duly executed by a duly authorized officer of the corporation on this day of , 2025.

Scott Beck

President and Chief Executive Officer